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                                                                    Exhibit 10.1



                              EMPLOYMENT AGREEMENT


                  This employment agreement (the "Agreement") is effective as of June 3, 1999, between Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), and Christopher G. Knowles ("Executive").

                  WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company upon the terms and conditions set forth below.

                  NOW, THEREFORE, Company and Executive agree as follows:

                  1. EMPLOYMENT AS CHIEF EXECUTIVE OFFICER. The Company agrees to employ Executive as its Chief Executive Officer commencing June 3, 1999, and Executive accepts employment by the Company upon the terms and conditions herein set forth. During the term of his employment, Executive shall devote his full time and attention to the business and affairs of the Company. The Company agrees to take all action necessary to continue Executive's position as a director of the Company during the term of his employment.

                  2. TERM. The term of the Agreement shall commence as of June 3, 1999, and expire on December 31, 2000.

                  3. COMPENSATION AND BENEFITS.

                  (a) Compensation. The Company shall pay to Executive for services to be performed by Executive during the term of his employment a base salary at an annual rate of $310,000, payable biweekly.

                  (b) Performance Incentive. As additional compensation for performance of the services rendered by Executive during his employment, Executive shall participate in the Company's incentive program for officers of the Company. Executive's "Target" incentive shall be an amount equal to 40% of Executive's annual salary. Executive shall be entitled to receive the Target incentive to the extent Target performance goals are met, and Executive shall be entitled to receive additional incentive amounts to the extent Target performance goals are exceeded, all in accordance with the provisions of the Company's incentive program for officers then in effect. Amounts paid to Executive pursuant to this Paragraph 3(b) are hereinafter referred to as "Incentive Compensation."

                    (c) Benefits. During the term of his employment or for such time as otherwise provided in this Agreement, Executive shall be entitled to participate in such vacation, auto allowance, benefit plans, fringe benefits, life insurance, medical and dental plans, retirement plans and other programs as are offered from time to time by the Company; provided however, that Executive shall not be entitled to participate in, or receive benefits under, the Insurance Auto Auctions, Inc. Severance Plan. Executive shall be entitled to four weeks of paid vacation each calendar year, subject to any limitations on carryover of unused vacation generally applicable to employees. For the term of Executive's employment, the Company will pay for a membership in and reimburse reasonable dues for a golf club membership in a golf club to be mutually agreed upon by the Company and Executive. The club membership shall remain an asset of the



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Company. Upon termination of Executive's employment, Executive may purchase the club membership from the Company at the then fair market value of the membership. Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. In connection with expenses pursuant to this subparagraph (c), the Company shall reimburse Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

                  (d) Options. The Company shall grant to Executive an option to purchase 100,000 shares of the Company's common stock at 100% of the fair market value of the common stock on the close of business on the business day before the effective date of this Agreement. Such option shall be granted under the Company's 1991 Stock Option Plan. The option granted pursuant to this subparagraph (d) shall vest in six (6) quarterly installments with the first such installment to become exercisable on the last business day of the third fiscal quarter of 1999, and as to an additional 1/6 of the option on the last business day of each of the next five (5) fiscal quarters thereafter. If Executive's employment hereunder is terminated prior to December 31, 2000, such option shall immediately vest (unless Executive voluntarily terminates Executive's employment for any reason or unless Executive's employment was terminated for Cause, in which case the portion of the option that is not yet vested and exercisable as of such date will expire) and will continue to be exercisable until the expiration of the term of the option. Such option shall be subject to the usual terms and conditions of options issued pursuant to and in accordance with the Company's 1991 Stock Option Plan.

                  (e) Indemnification. The Company shall indemnify Executive in accordance with the terms of the Company's standard form of Indemnification Agreement.

                  (f) Withholding. Compensation and benefits paid to Executive shall be subject to such deductions required by law, government regulation or order, or by agreement with or consent of Executive.


                  4. TERMINATION.

                  (a) At Will Nature of Employment. This Agreement shall terminate by reason of Executive's death or Disability (as defined in Section 22(e)(3) of the Internal Revenue Code). In addition, Executive's employment with the Company can be terminated by Executive or by the Company at any time for any reason, with or without cause or prior notice. Any contrary representations that may have been made or that may be made to Executive are superseded by this Agreement.

                  (b) Benefits Upon Termination of Employment and Consulting Services. Upon the termination of Executive's employment by the Company, the Company shall pay or provide to Executive (unless Executive voluntarily terminates his employment for any reason or unless Executive's employment was terminated for Cause, in which case the Company shall not be obligated to pay Executive any amount after the date of termination other than to pay his salary earned through the date of termination plus that portion of his Incentive Compensation earned through the date of termination) each of the following:


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                  (i) An amount equal to sixty percent (60%) of Executive's
         monthly salary at the rate in effect at the time of such termination through December 31, 2000. From and after the date of Executive's termination of employment through December 31, 2000, the Company may, in its sole discretion, request that Executive perform consulting services on behalf of the Company, and Executive agrees to perform such consulting services as reasonably requested by the Company; provided however, that Executive shall not be required to provide more than twenty-four (24) hours of consulting services per forty (40) hour work week. Executive shall perform all consulting services as an independent contractor of the Company and not as an employee of the Company.

                  (ii) Continued coverage of Executive and Executive's beneficiaries under the Company's health and dental plan through December 31, 2000, provided that Executive will be charged for such coverage in an amount equal to the amount that he would have been charged had he remained employed by the Company. From and after December 31, 2000, Executive may elect to continue such health and dental benefits pursuant to Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"). For such purposes, Executive's termination of employment will be considered the date of the "qualifying event" as such term is defined by COBRA and the cost of continued coverage during the COBRA period will be determined pursuant to COBRA and paid entirely by Executive.

                  For purposes of this Agreement, "Cause" shall mean Executive's unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use causes material harm to the Company, Executive's conviction of a felony under the laws of the United States or any state thereof, Executive's gross negligence or Executive's continued failure to perform assigned duties for 45 days after receiving written notification from the Board. The termination of this Agreement and Executive's employment hereunder for Cause shall not affect the continuing enforceability of Section 6 or Executive's continuing obligations under Sections 6, 7, and 8.

                  5. NO OBLIGATION TO MITIGATE DAMAGES; NO EFFECT ON OTHER CONTRACTUAL RIGHTS.

                  (a) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer after the date of termination, or otherwise.

                  (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amount otherwise payable, or supersede, affect or in any way diminish Executive's existing rights, or rights which accrue in the future, under any applicable law or any pension benefit or welfare benefit plan, or other contract, plan or arrangement, including, without limitation, participation in stock incentive plans and deferred compensation plans. The compensation and benefits set forth in this Agreement shall in no way be construed to limit or prevent Executive from receiving or participating in other additional plans, programs, or benefits which may be made available by the Company in the future, including, without



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limitation, participation in stock incentive plans, retirement plans, deferred compensation plans, etc.

                  6. NON-COMPETITION. During the term of this Agreement and for one year thereafter, Executive will not, directly or indirectly, whether as a partner, officer, stockholder, advisor, employee or otherwise, promote, participate, become employed by, or engage in any activity or other business similar to the Company's business or any entity engaged in a business competitive with the Company's business. If Executive fails to comply with the provisions of this Paragraph 6, the Company may, in addition to pursuing all other remedies available to the Company under law or in equity as a result of such breach, cease payment of all benefits under Paragraph 4.

                  7. NON-INTERFERENCE. During the term of this Agreement and for one year thereafter, Executive will not disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or soliciting its employees, disrupting its relationships with customers, agents, vendors, distributors or representatives, or otherwise. Furthermore, Executive will not during this period encourage or solicit any employee of the Company to leave the Company for any reason or to devote less than all of any such employee's efforts to the affairs of the Company, provided that the foregoing shall not affect any responsibility Executive has with respect to the bona fide hiring and firing of company personnel.

                  8. PROTECTION OF CONFIDENTIAL INFORMATION. Executive agrees and acknowledges that the Confidential Information (as defined below) of the Company and its subsidiaries and affiliates is valuable, special and unique to the Company's business, that such business depends on the Confidential Information, that if such Confidential Information was known to competitors or other third parties that substantial damage to the Company's business would likely occur, that the Company in entering into this Agreement is relying upon Executive's agreement not to disclose any Confidential Information and that the Company wishes to protect such Confidential Information by keeping it confidential for the use and benefit of the Company. Accordingly, Executive agrees (1) to keep any and all Confidential Information in trust for the sole use and benefit of the Company, (2) except as required by Executive's duties hereunder, as required by law or as necessary in conjunction with legal proceedings (and in preparation thereof with counsel), he will not at any time during, or for five (5) years following the term of this Agreement, disclose or use, directly or indirectly, any Confidential Information and (3) upon termination of his employment by the Company, he will promptly deliver to or leave with the Company all materials constituting Confidential Information (including all copies thereof) that are in the possession of, under the control of, or accessible to Executive to undertake the following obligations with respect to the Confidential Information. For purposes of this Agreement, "Confidential Information" means any and all information developed by Executive during the term and used by the Company or any of its subsidiaries or affiliates or developed by or for the Company, or any of its subsidiaries or affiliates of which Executive gained knowledge by reason of his employment with the Company that is not readily available in the industry in which the Company is or becomes engaged during the term; provided, however, that "Confidential Information" shall not include information that (i) is in the public domain at the time of disclosure or which thereafter enters the public domain through no improper action or inaction by Executive or any affiliate, agent or employee related thereto, or (ii) was rightfully disclosed to Executive without restriction by a third party.

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                  9. RESOLUTION OF DISPUTES; ARBITRATION. Should a dispute arise concerning this Agreement, its interpretation or termination, or Executive's employment with the Company, either party may request a conference with the other party to this Agreement and the parties shall meet to attempt to resolve the dispute. Failing such resolution within thirty (30) days of either party's request for a conference, the Company and Executive shall endeavor to select an arbitrator who shall hear the dispute. In the event the parties are unable to agree on an arbitrator, Executive and the Company shall request the American Arbitration Association to submit a list of nine (9) names of persons who could serve as an arbitrator. The Company and Executive shall alternately remove names from this list (beginning with the party which wins a flip of a coin) until one person remains and this person shall serve as the impartial arbitrator. The decision of the arbitrator shall be final and binding on both parties.
Each party shall bear equally all costs of the arbitrator.

                  The arbitrator shall only have authority to interpret, apply or determine compliance with the provisions set forth in this Agreement, but shall not have the authority to add to, detract from or otherwise alter the language of this Agreement.

                  10. NOTICES. Any notice to be given hereunder shall be in writing and effective (i) when delivered personally, or by confirmed telex or facsimile transmission or (ii) when received if sent by overnight express or mailed by certified, registered or regular mail, postage prepaid, addressed to a party at its address stated below, or to such other address as such party may designate by written notice in accordance with the provisions of this Section 10.

                  To the Company:

                  Insurance Auto Auctions, Inc.
                  Attention:  General Counsel
                  850 E. Algonquin Road, Suite 100
                  Schaumburg, IL  60173-3855
                  Telephone:  (847) 839-3939
                  Facsimile:  (847) 839-3999

                  To the Executive:

                  Christopher G. Knowles
                  305 Ridge Road
                  Barrington Hills, IL  60010
                  Telephone:  (847) 381-3755
                  Facsimile:  (847) 381-3799


                  11. GENERAL.

                  (a) Severability. If any provision herein is held to be invalid or unenforceable for any reason, such provision will, to the extent of such invalidity or unenforceability be of no force or effect, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which will continue in full force and effect.

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                  (b) Amendment. Any provision may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by written consent of (i) as to the Company, only by a member of the Company's Board of Directors, and (ii) as to Executive, only by Executive. Such amendment or waiver shall be binding upon the Company and Executive and their successors and assigns.

                  (c) Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                  (d) Governing Law. This Agreement and all disputes and suits related thereto will be governed, construed, and interpreted in accordance with the laws of the State of Illinois applicable to contracts entered into and to be performed wholly within that state by residents of that state.

                  (e) No Waiver. No delay or failure by either party to exercise or enforce at any time, any right or provision of this Agreement will be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. Any waiver of any right hereunder in a specific circumstance will not be deemed a waiver of that right in any other circumstances or a waiver of any other right. A waiver to be valid will be in writing but need not be supported by consideration.

                  (f) Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, between the parties, including all prior employment agreements. No amendment to this Agreement may be made except by a writing signed by the Company and Executive.



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                  (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


                                              COMPANY:


                                              By: /s/ T. J. O'Malia
                                                 -------------------------------
                                              Title: Chairman
                                                    ----------------------------






                                              EXECUTIVE:


                                              /s/ C. G. Knowles
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